UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2021

Newpoint Financial Corp.

(Exact name of registrant as specified in its charter)

Delaware	(Commission File Number)	(IRS Employer Identification No.)
(State or other jurisdiction of incorporation)	000-54953	47-2653358

290 State Street New London CT 06320
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (860) 574-9190

JUDO CAPITAL CORP.
Former Registrant Name

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	JUDOD	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b- 2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.07 Submission of Matters to a Vote of Security Holders.

New Directors were elected through a Special Meeting of Shareholders on February 9, 2021. The Minutes of the Special Meeting of Shareholders which identifies the directors elected is attached hereto. In a Special meeting of the Board of Directors held on February 9, 2021 officers of the registrant were appointed. The Minutes of the Special Meeting of the Board of Directors which identifies the officers of the registrant is attached hereto.

Newpoint Financial Corp. has acquired Controlling interest in Judo Capital Corp. As a result, Judo Capital Corp.’s name was changed to Newpoint Financial Corp. Further Judo Capital Corp.’s symbol was changed to JUDOD and in 20 trading days the symbol will change to NPFC to reflect the new name change of Newpoint Financial Corp.  Additionally, the Board of Directors of Judo Capital Corp. resigned and the Newpoint Financial Corp.’s Board of Directors were appointed as detailed in the attached Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

EX-99.1-Minutes of Special Meeting of Shareholders dated February 9, 2021

EX-99.2-Minutes of Special Meeting of Board of Directors dated February 9, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Newpoint Financial Corp.

Dated: February 9, 2021	By:	/s/ Keith Beekmeyer
	Name:	Keith Beekmeyer
	Title:	Chief Executive Officer